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                                                                     Exhibit 8.1



                        [Munsch Hardt Kopf & Harr, P.C.]

                                October 20, 2000



CapRock Communications Corp.
15601 Dallas Parkway, Suite 700
Dallas, TX 75248

Ladies and Gentlemen:

     We have acted as counsel to you, CapRock Communications Corp., a Texas corporation (the "Company"), in connection with the proposed merger (the "Merger") of Cactus Acquisition Corp., a Delaware corporation ("Merger Sub") that is a direct wholly-owned subsidiary of McLeodUSA Incorporated, a Delaware corporation ("McLeodUSA"), with and into the Company pursuant to an Agreement and Plan of Merger dated as of October 2, 2000 (the "Merger Agreement") by and among the Company, McLeodUSA, and Merger Sub. This opinion is being furnished in connection with the Registration Statement on Form S-4 (which contains a prospectus and proxy statement) (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Securities Act") and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

     In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon certain statements, representations and agreements made by the Company, McLeodUSA, and Merger Sub, including representations set forth in certificates from officers of the Company and McLeodUSA in the form of Exhibits B and C to the Merger Agreement (the "Representation Letters"). Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements, representations and agreements made by the Company, McLeodUSA, and others, including those set forth in the Representation Letters.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with such agreements and that all covenants contained in the Merger Agreement (including exhibits thereto) and the Representation Letters will be performed


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CapRock Communications Corp.
Page 2
October 20, 2000



without waiver or breach of any material provision thereof. Moreover, we have assumed that the Merger qualifies as a statutory merger under the laws of the States of Delaware and Texas.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the U.S. Department of Treasury (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations, and other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

     Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is our opinion that the discussion in the Registration Statement under the heading "The Merger -- Federal Income Tax Consequences" constitutes an accurate summary of the matters described therein in all material respects.

     This opinion is being furnished in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Registration Statement. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein.

     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                             Very truly yours,


                                             /s/ MUNSCH HARDT KOPF & HARR, P.C.